UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 20, 2006

SM&A
__________________________________________
(Exact name of registrant as specified in its charter)

California	0-23585	33-0080929
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4695 MacArthur Court, 8th Floor, Newport Beach, California		92660
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 975-1550

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

Amended to include additional disclosure as required by item 304 of Regulation S-K.

(b) New independent registered public accounting firm.

(i) On June 20, 2006, on the recommendation of the Audit Committee of SM&A's Board of Directors, the Company engaged BDO Seidman, LLP as its independent registered public accounting firm, effective immediately.

(ii) During the two most recent fiscal years and through the date hereof, the Company has not consulted with BDO Seidman, LLP regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company, as well as any matters or reportable events described in Items 304(a)(2)(i) or (ii) of Regulation S-K.

A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 8.01 Other Events.

On June 21, 2006, SM&A, a California corporation, issued a press release announcing the results of the shareholders’ meeting. The reincorporation of SM&A in Delaware was approved. The Company, currently incorporated in California, expects to complete the reincorporation in the third quarter.

A copy of the press release is furnished as Exhibit 99.2 to this report.

Item 9.01 Financial Statements and Exhibits.

Press Release announcing engagement of Audit Firm, dated June 21, 2006, issued by SM&A. (1)
Press Release announcing results of Shareholders' meeting, dated June 21, issued by SM&A. (2)

Footnote#
(1) Filed on June 21, 2006 as exhibit 99.1 to the registrant's Current Report on Form 8-K and incorporated herein by reference.
(2) Filed on June 21, 2006 as exhibit 99.2 to the registrant's Current Report on Form 8-K and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SM&A

June 23, 2006	By:	/s/ Steve D. Handy

Name: Steve D. Handy
Title: Senior Vice President, CFO & Secretary